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Exhibit 5.1

Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW
666 GRAND AVENUE, SUITE 2000 DES MOINES, IOWA 50309-2510 TELEPHONE: (515) 242-2400 FACSIMILE: (515) 283-0231 URL: www.ialawyers.com Offices in: Pella, Iowa Washington, D.C.
Marvin Winick
Richard W. Baskerville
Bruce Graves
Steven C. Schoenebaum
Harold N. Schneebeck
Paul D. Hietbrink
William C. Brown
Richard K. Updegraff
Jill Thompson Hansen
Paul E. Carey
Douglas E. Gross
John D. Hunter
James H. Gilliam
Robert D. Andeweg
Alice Eastman Helle
Michael R. Blaser
Thomas D. Johnson
Charles J. Krogmeier
Christopher R. Sackett
Sean P. Moore
Stuart I. Feldstein
Nancy S. Boyd
James L. Pray
Brenton D. Soderstrum
Fred L. Morris
Michael D. Treinen
Scott L. Long
Ronni F. Begleiter
Miranda L. Hughes
Duane P. Hagerty
James A. Napier
Christine B. Long
Kelly D. Hamborg
William E. Hanigan
Mary A. Ericson
Deborah J. Schmudlach
Danielle K. Dixon
Brian P. Rickert
Jeffrey L. Himrich
Valerie D. Bandstra
Alexander M. Johnson
			James S. Niblock	Ann Holden Kendell Rebecca A. Brommel Kelly K. Helwig Megan E. Peterson Mark E. Roth Patents and Trademarks James A. Napier Washington, D.C. Office Brian Kennedy Walter R. Brown (1921-2000)
Founded 1952 Celebrating 50 years of service	WRITER'S DIRECT DIAL NO. (515) 242-2473 WRITER'S E-MAIL ADDRESS hanigan@ialawyers.com

January 15, 2003

The Board of Directors
East Kansas Agri-Energy, L.L.C.
P.O. Box 225
210 1/2 East 4th Avenue
Garnett, KS 66093

  RE:
  2003 Registration Statement

Dear Sirs:

        In connection with the proposed offer and sale of up to 18,000 units of the membership interests (the "Membership Units") of East Kansas Agri-Energy, L.L.C. (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

  1.
  The Company's Articles of Organization;

  2.
  The Company's Operating Agreement;

  3.
  The Company's resolutions of the Board of Directors authorizing the issuance of units; and

  4.
  The Company's Registration Statement, as filed by East Kansas Agri-Energy, L.L.C. with the United States Securities and Exchange Commission on July 11, 2002, and pre-effective amendments thereto.

        In rendering our opinions we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents only as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials and from members and other representatives of the Company as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we

January 15, 2003

have relied upon such information and representations in expressing our opinions.

        We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office that has provided legal services to the Company within the past six months has notice or knowledge of any misstatements or inaccuracies in the representation upon which we have relied.

        The opinions expressed herein shall be effective only as of the date of this opinion letter. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

        Based on our examination and inquiry, we are of the opinion that, upon effectiveness of the Registration Statement, and when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), the Membership Units will be duly authorized, fully paid and non-assessable.

Very truly yours,
By:	/s/ BILL HANIGAN Bill Hanigan

WEH:tlk

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  Exhibit 5.1